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                                                                    EXHIBIT 21.1

                           SUBSIDIARIES OF THE COMPANY

                                  EXHIBIT 21.1

                            REGISTRANT'S SUBSIDIARIES

         The following table sets forth, at June 30, 2001, the Registrant's subsidiaries and their respective incorporation jurisdictions. The Registrant, or a subsidiary of the Registrant, owns 100% of the voting securities of each of the subsidiaries listed below.

                                                         STATE OF
                 SUBSIDIARIES                         INCORPORATION
-----------------------------------------------       -------------

Continucare Home Health of Florida, Inc.                 Florida
Continucare Managed Care, Inc.                           Florida
Continucare Medical Management, Inc.                     Florida
Continucare Payment Corporation                          Florida
Continucare Physician Practice Management, Inc.          Florida
Maxicare, Inc.                                           Delaware
Maxicare Select, Inc.                                    Florida
Sunset Harbor Home Health, Inc.                          Florida


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